Exhibit 10.3

Execution Version

January 31, 2006

Precision Castparts Corp.

Executive Office, Suite 440

4650 S.W. Macadam Avenue

Portland, Oregon 97201-4254

Attention:  Mr. William D. Larsson

Re:          Amendment No. 3 and Waiver to Credit Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of October 14, 2005 by and among PRECISION CASTPARTS CORP., an Oregon corporation (the “Borrower”), as the Borrower, BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Administrative Agent”), and the Lenders, as amended by Amendment No. 1 and Waiver to Credit Agreement dated as of November 16, 2005, as amended by Amendment No. 2 and Waiver to Credit Agreement dated as of December 16, 2005 (as so amended, as hereby amended and as from time to time hereafter amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”).  All capitalized terms not otherwise defined herein shall have the meaning given thereto in the Credit Agreement.

Effective as of the date hereof, pursuant to the request of the Borrower, each of the Administrative Agent by its execution of this amendment letter (this “Amendment Letter”) and the Lenders, by execution of this Amendment Letter by the Required Lenders, as acknowledged by the Borrower, hereby agrees, subject to the terms and conditions set forth herein:

(i)            to amend Section 6.01(b) of the Credit Agreement by deleting such subsection in its entirety and replacing it with the following:

(b)           as soon as available, but in any event not later than (i) March 31, 2006, for each of the fiscal quarters of the Borrower ended October 2, 2005 and January 1, 2006, and (ii) the earlier of the day that is forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and the day that is five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC) for such fiscal quarter, commencing with the fiscal quarter of the Borrower ended July 2, 2006, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(ii)           to waive any and all Defaults or Events of Default pursuant to Section 8.01(c) of the Credit Agreement having occurred or to occur as a result of a breach of Section 6.09 of the Credit Agreement with respect to the Disclosed Matters (defined below) until March 31, 2006;

(iii)          to waive any Defaults or Events of Default pursuant to Section 8.01(e) of the Credit Agreement having occurred or to occur as a result of the Borrower’s breach of Section 10.1(a) of the Private Note Amendment for the failure of the Borrower to deliver the financial statements for each of the fiscal quarters of the Borrower ended October 2, 2005 and January 1, 2006, as required therein, until the date as of which the Borrower must comply with such Section pursuant to an amendment to the Private Note Amendment (the “Third Amendment to the Private Note Amendment”) entered into on or prior to the date hereof but after the date of Amendment No. 2 to Amended and Restated Note Purchase Agreement, dated December 15, 2005;

(iv)          to waive any Defaults or Events of Default pursuant to Section 8.01(e) of the Credit Agreement having occurred or to occur as a result of the Borrower’s breach of Section 704 of the Public Indenture for the failure of the Borrower to deliver the financial statements for each of the fiscal quarters of the Borrower ended October 2, 2005 and January 1, 2006, as required therein, until such time as an “Event of Default” (as defined in the Public Indenture) under the Public Indenture shall have occurred as a result of the Borrower’s failure to comply with Section 704; and

(v)           to waive any Defaults or Events of Default pursuant to Section 8.01(e) of the Credit Agreement having occurred or to occur as a result of the Borrower’s breach of Section 7.2 of the Permitted Receivables Purchase Facility for the failure of the Borrower to deliver the financial statements for each of the fiscal quarters of the Borrower ended October 2, 2005 and January 1, 2006, as required therein, until the later of (x) March 31, 2006 and (y) such date as of which the Borrower must comply with such Section to which the Majority Lenders (as defined in the Permitted Receivables Purchase Facility) under the Permitted Receivables Purchase Facility may agree.

The waivers set forth in this Amendment Letter are limited to the extent specifically set forth above and shall in no way serve to waive compliance with such Sections of the Credit

Agreement for any other period or to waive any other terms, covenants or provisions of the Credit Agreement or any other Loan Document or any obligations of the Borrower, other than as expressly set forth above.

The effectiveness of this Amendment Letter and the amendment and waivers provided herein are subject to the Administrative Agent having received each of the following:

(a)           original or facsimile counterparts of this Amendment Letter, duly executed by the Borrower, the Administrative Agent and the Required Lenders;

(b)           an upfront fee to each Lender executing this Amendment Letter by 12:00 p.m. (New York, New York time) on January 31, 2006, for the account of each such Lender, equal to 2.5 basis points multiplied by each such Lender’s pro-rata portion of the Aggregate Revolving Credit Commitments immediately prior to the effective date of this Amendment Letter;

(c)           a fully-executed copy of the Third Amendment to the Private Notes Amendment, in form and substance reasonably acceptable to the Administrative Agent; and

(d)           such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request, each in form and substance reasonably acceptable to the Administrative Agent.

In order to induce the Administrative Agent and the Lenders to enter into this Amendment Letter, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, and except that the representations and warranties contained in Sections 5.05(a) and (c) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively; provided that, the representations in Section 5.05(a) and (b) with respect to the Borrower’s financial statements as of March 30, 2005 and July 3, 2005 are qualified by the fact that certain accrued liability items, reserve accounts and related amortization and release amounts may need to be adjusted to conform with GAAP, and revenue from certain shipments may need to be included in the financial statements for the fiscal year ended April 3, 2005 rather than in the financial statements for the subsequent quarter, all in a manner not materially different than that described in the Borrower’s disclosure on Form 12b-25 filed November 15, 2005 (the “Disclosed Matters”);

(b)           neither the Borrower nor any of its Subsidiaries has received any “Notice of Default” or other similar notice from the trustee or any holder of any of the Public Notes with respect to the Borrower’s failure to deliver the financial statements for either of the fiscal quarters of the Borrower ended October 2, 2005 and January 1, 2006 within the time provided by Section 704 of the Public Indenture;

(c)           since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance (including the Disclosed Matters) has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(d)           the Permitted Receivables Purchase Facility has been amended on or before the date hereof to extend the date for the Borrower to deliver the financial statements for each of the fiscal quarters of the Borrower ended October 2, 2005 and January 1, 2006, as required therein, until a date not earlier than March 31, 2006; and

(e)           after giving effect to this Amendment Letter, no Default or Event of Default has occurred and is continuing.

None of the terms or conditions of this Amendment Letter may be changed, modified, waived, or canceled, except in the manner as provided in the Credit Agreement with respect to any such change, modification, waiver, or cancellation.  Except as specifically amended, modified or supplemented by this Amendment Letter, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

Without limiting the provisions of Section 10.04 of the Credit Agreement, the Borrower agrees to pay all reasonable out of pocket costs and expenses (including without limitation reasonable legal fees and expenses) incurred before or after the date hereof by the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Amendment Letter.

This Amendment Letter shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

This Amendment Letter may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one instrument.